UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARROW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

Notice of Annual Meeting

and

Proxy Statement

2025 Annual Meeting of Stockholders

Wednesday, June 18, 2025, 8:00 a.m. CT

Location:

Harrow’s Corporate Office

1A Burton Hills Blvd., Suite 200

Nashville, TN 37215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Harrow, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrow, Inc. (the "Company") will be held on June 18, 2025, at 8:00 a.m. (Central Time), at the Company's corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, for the following purposes:

Date/Time of Annual Meeting

Wednesday, June 18, 2025

8:00 AM (CT)

Location

Who May Vote

Items of Business

1. To elect to the Board of Directors the four (4) director nominees named in the accompanying proxy statement to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2. To approve the Harrow, Inc. 2025 Incentive Stock and Awards Plan.
3. To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.
4. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.
5. To approve, on a non-binding, advisory basis, the frequency of a stockholder advisory vote on the compensation of the Company's named executive officers.
6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders are invited to attend the meeting.

By Order of the Board of Directors,

Nashville, Tennessee
April 25, 2025

April 25, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Harrow, Inc. (the “Annual Meeting”), which will be held at our corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, on June 18, 2025, at 8:00 a.m. (Central Time).

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2024 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report and a form of proxy card.

The notice of meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the Annual Meeting, so that we can verify your ownership of Harrow, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the Annual Meeting, you will not be able to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to promptly complete the proxy card and return it to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, or to promptly use the telephone or Internet voting system. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Chairman of the Board of Directors

1A Burton Hills Blvd., Suite 200

Nashville, TN 37215

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 18, 2025

General

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Harrow, Inc. (the “Company”) of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate office located at 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee 37215, on June 18, 2025, at 8:00 a.m. (Central Time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail or make available this Proxy Statement and the accompanying materials, including our Annual Report for the fiscal year ended December 31, 2024 (the “Annual Report”), the Notice and a proxy card, to our stockholders on or about April 25, 2025.

All references to “us,” “we,” “our,” and the “Company” refer to Harrow, Inc.

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at: www.proxyvote.com.

Solicitation of Proxies

The Board is soliciting proxies to vote at the Annual Meeting. In accordance with unanimous recommendations of our Board, the individuals named in the proxy card will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1, FOR Proposals 2, 3 and 4, and “1 Year” for the frequency of a stockholder advisory vote on the compensation of the Company’s named executive officers (Proposal 5). The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy card are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 21, 2025, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 21, 2025, the Company had 36,685,171 shares of common stock outstanding and entitled to vote, held by 57 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Harrow, Inc. 2025 Proxy Statement	1

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1 –	Election of directors	Plurality of Votes Cast	No
Proposal 2 –	Approval of the Harrow, Inc. 2025 Incentive Stock and Awards Plan	Majority of Votes Cast	No
Proposal 3 –	Ratification of selection of independent registered public accounting firm for the 2025 fiscal year	Majority of Votes Cast	Yes
Proposal 4 –	Non-binding, advisory vote on compensation of the Company’s named executive officers	Majority of Votes Cast	No
Proposal 5 –	Non-binding, advisory vote on the frequency of a stockholder advisory vote on the compensation of the Company’s named executive officers	Majority of Votes Cast	No

With respect to Proposal 1, you may vote FOR or WITHHOLD for any or all director nominees. With respect to Proposals 2, 3, and 4, you may vote FOR, AGAINST or ABSTAIN. With respect to Proposal 5, you may vote for 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. As specified in our Amended and Restated Bylaws (“Bylaws”), abstentions and broker non-votes are not considered to be a vote cast and, therefore, will have no direct impact on any proposal.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 or by using the telephone or Internet voting systems set forth in the proxy card or Notice of Internet Availability. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Securities Transfer Corporation, our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1)	revoking it in person at the Annual Meeting;
(2)	delivering a written notice to our Corporate Secretary at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 before the proxy is used; or
(3)	delivering a later dated proxy card to us at the address noted above before the proxy is used.

Harrow, Inc. 2025 Proxy Statement	2

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Notice, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to directors, officers or other employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting during the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215.

Harrow, Inc. 2025 Proxy Statement	3

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of four directors. At the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), five directors were elected to serve on the Board. However, on January 17, 2025, Dr. Martin A. Makary resigned from his position as a director. Following his resignation, the Board reduced the size of the Board from five directors to four directors.

Upon the recommendation of the Company’s Nomination and Corporate Governance Committee, our Board has selected four director nominees for election at the Annual Meeting. Each of the nominees is currently a director of the Company and was elected or re-elected by our stockholders at our 2024 Annual Meeting.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the four persons listed below as nominees for election to the Board at the Annual Meeting. Each of these nominees has indicated that he or she is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.

The following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or until their successors are duly elected and qualified.

Name	Age	Position & Committees
Mark L. Baum	52	Chairman of the Board, Chief Executive Officer
Adrienne L. Graves	71	Independent Director, Audit Committee, Compensation Committee*, Nomination and Corporate Governance Committee*
Lauren P. Silvernail	66	Independent Director, Audit Committee*, Compensation Committee, Nomination and Corporate Governance Committee
Perry J. Sternberg	56	Lead Independent Director, Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee

* Denotes committee chair.

Mark L. Baum is a founder, Chairman of the Board of Directors and Chief Executive Officer of the Company. In 2011, Mr. Baum led the restructuring and reorganization of the Company and since that time has directed the key operational and strategic activities of the Company. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the Board of Directors from December 2011 to April 2012, was appointed Chief Executive Officer in April 2012, and was again appointed and has served as the Chairman of the Board since August 2021. Mr. Baum is also a founder and board member of Melt Pharmaceuticals, Inc. and is a founder and former board member of both Surface Ophthalmics, Inc., and Eton Pharmaceuticals, Inc. Before Harrow, as the founder of TBLF, LLC, a private investment fund manager, Mr. Baum made more than 200 investments in, and provided advisory and board service to, more than 40 private and public companies. In 1999, Mr. Baum founded YesRx, an HIV-focused pharmacy business. Mr. Baum actively advocates for patient and physician pharmaceutical accessibility issues, including being featured in Op-Ed contributions for the Wall Street Journal and appearances on national and international media outlets and other forums. Mr. Baum was named by Ernst & Young LLP as the 2017 Entrepreneur of the YearTM in the life sciences category for the San Diego region. Mr. Baum serves on the board of the Ophthalmology Foundation, which works with eye care professionals to professional societies to enhance and provide ophthalmic education, focusing on low-resource and underserved countries. Mr. Baum is a graduate, cum laude, of The University of Texas at Arlington and a graduate of California Western School of Law. Mr. Baum brings years of public company executive and board experience, including knowledge of securities laws, reporting requirements, and public company finance-related issues.

Harrow, Inc. 2025 Proxy Statement	4

Adrienne L. Graves has served as a director of the Company since January 2024. She previously served as President and Chief Executive Officer of Santen Inc., the United States subsidiary of a publicly-traded Japanese pharmaceutical company, from 2002 to 2010 and as Senior Vice President of Worldwide Clinical Development (U.S., Europe, and Japan) from 1995 to 2002. Ms. Graves has served as a member of the boards of directors of Ocular Therapeutix, Inc., a publicly-traded biopharmaceutical company, since July 2023. Previously, Ms. Graves served as a member of the board of directors of Surface Ophthalmics, Inc., a development stage ophthalmology pharmaceutical company and former subsidiary of the Company, from 2018 to 2024; Nicox S.A., a French ophthalmology company, from 2014 to 2024; IVERIC bio, Inc., a biopharmaceutical company, from 2018 to 2021, and as the chairman of IVERIC’s board from 2021 to 2023; Greenbrook TMS Inc., a Canadian neurology and medical device company, from 2018 to 2023; Oxurion NV, a Belgian biopharmaceutical company, from 2018 until 2023; Akorn Inc., a pharmaceutical company, from 2012 to 2018; and TearLab Corporation (now Trukera Medical), a biopharmaceutical company, from 2005 to 2018. Ms. Graves received a Bachelor of Arts degree in Psychology from Brown University and a Ph.D. in Psychobiology from the University of Michigan and completed a Postdoctoral Fellowship in Visual Neuroscience at the University of Paris. Ms. Graves brings to the Board leadership skills and pharmaceutical development and operational expertise across the pharmaceutical industry, including having contributed to bringing multiple ophthalmic products through development to approval and commercialization as well as having been responsible for numerous successful acquisitions and partnerships.

Lauren P. Silvernail has served as a director of the Company since January 2024. From 2018 until her retirement in 2022, she was Chief Financial Officer and Executive Vice President, Corporate Development of Evolus, Inc., an aesthetic medicines company. Prior to that time, Ms. Silvernail served as the Chief Financial Officer and Chief Business Officer of Revance Therapeutics, Inc., a development stage aesthetic medicine company, from 2015 to 2018 and as Chief Financial Officer and Executive Vice President, Corporate Development from 2013 to 2015. From 2003 to 2012, Ms. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a commercial pharmaceutical company that was acquired by Bausch & Lomb. From 1995 to 2003, Ms. Silvernail served in various operating and corporate development positions at Allergan, a pharmaceutical company, including Vice President, Business Development. Prior to joining Allergan, Ms. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. She currently serves on the board of directors and as chair of the audit committee of Dynavax, a commercial-stage biopharmaceutical company developing and commercializing vaccines. Ms. Silvernail previously served on the board of directors and as chair of the audit committee at Harpoon Therapeutics, Inc., an immuno-oncology company that was acquired by Merck & Co., Inc., and on the board of directors, as a member of the audit and compensation committees and as the chair of the corporate governance committee of Nicox S.A. from 2017 to 2024. Ms. Silvernail holds a Bachelor of Arts degree in Biophysics from the University of California, Berkeley and a Master of Business Administration degree from the Anderson Graduate School of Management at the University of California, Los Angeles. Ms. Silvernail brings to the Board a track record in operational, financial, and business development within the life sciences industry.

Perry J. Sternberg has served as a member of our Board of Directors since March 2022. In 2024, Mr. Sternberg was appointed as Chief Executive Officer of Sydnexis, a pre-commercial stage biopharmaceutical company focused on the treatment of progression of pediatric myopia. Prior to joining Sydnexis, Mr. Sternberg was the President and Chief Executive Officer of Corium, Inc., a commercial stage biopharmaceutical company leading the development and commercialization of novel central nervous system (“CNS”) therapies, since 2019. Prior to joining Corium, he served from 2013 to 2019 as Executive Vice President and Head of U.S. Commercial for Shire Plc’s ophthalmology business unit as well as six other Shire business units, which, during his tenure, in the aggregate, generated more than $8 billion in annual revenues. Mr. Sternberg also served as Chief Commercial Officer and Global Head of Shire’s CNS Business. Mr. Sternberg previously served as Vice President and General Manager, U.S. and Canada Pharmaceuticals at Bausch & Lomb, as well as various leadership roles at Novartis Ophthalmics, Novartis Pharmaceuticals and Merck & Co., Inc. In his 25 years of experience in biotechnology and pharmaceuticals, Mr. Sternberg has had direct responsibility for the launch and commercialization of more than 20 products across a wide range of therapeutic areas in diverse markets, including ophthalmic pharmaceuticals. Mr. Sternberg is also a member of the board of directors of privately held Surface Ophthalmics, Inc. He received a Bachelor of Science degree in Animal Bioscience from Penn State University in 1990. Mr. Sternberg brings to the Board 25 years of experience in biotechnology and pharmaceuticals, including the development of a strategic marketing vision, implementation of tactical sales plans that drive revenue growth, and leadership of teams to achieve as well as exceed growth targets.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and, therefore, will have no effect on the outcome of the vote on this proposal. The persons named in the proxy card will vote the proxies they receive FOR the election of the nominees named above unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Harrow, Inc. 2025 Proxy Statement	5

PROPOSAL NO. 2

APPROVAL OF THE HARROW, INC. 2025 INCENTIVE STOCK AND AWARDS PLAN

General

At the Annual Meeting, the stockholders of the Company will be asked to approve the adoption of the Harrow, Inc. 2025 Incentive Stock and Awards Plan (the “2025 Plan”). The 2025 Plan will become effective only after approval of stockholders at the Annual Meeting.

The Board has recommended approval of the 2025 Plan, which allows for the issuance of equity-based awards, because it believes that equity awards are important to incentivize our employees, including our executive officers, and our directors to remain with the Company, to motivate them to help achieve our corporate objectives, and to align their interests with those of our stockholders.

The Board believes that the 2025 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

●	Independent Committee. The 2025 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the Nasdaq standards for independence.

●	No Discounted Stock Options. All stock option awards under the 2025 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

●	No Repricing. Other than in connection with a corporate transaction affecting the Company, the 2025 Plan prohibits any repricing of stock options without stockholder approval.

●	Performance Awards. Under the 2025 Plan, the Compensation Committee may grant performance-based awards.

Existing Equity Plan Information

The Company has had two equity incentive plans – the 2017 Incentive Stock and Awards Plan (the “2017 Plan”) and the 2007 Stock Incentive and Awards Plan (the “2007 Plan”) – which were previously approved by our stockholders. Although there continue to be outstanding awards previously issued under the 2007 Plan, no new awards have been made under the 2007 Plan since September 2017 pursuant to the terms of such plan. Pursuant to the terms of the 2017 Plan, the Company will no longer be able to make awards under the 2017 plan after June 2027.

As of March 31, 2025, our 2017 Plan had only 70,642 shares available for grant. If the 2025 Plan is approved by stockholders, any authorized not subject to outstanding awards under the 2017 Plan will be cancelled.

The following table includes aggregated information regarding awards outstanding under our 2017 and 2007 Plans, the number of shares available for future awards under each Plan as of March 31, 2025, and the proposed number of shares issuable each Plan:

	Number of Shares	As a percentage of stock outstanding
Total Stock Options Outstanding	2,464,151	6.9%
Total Unvested Restricted Stock Units Outstanding	315,701	0.9%
Total Unvested Performance Stock Units Outstanding	1,567,913	4.4%
Total Vested, But Unissued Restricted Stock Units Outstanding	198,914	0.6%
Total Common Stock Outstanding	35,654,171
Weighted-Average Exercise Price of Stock Options Outstanding	$6.78
Weighted-Average Remaining Duration of Stock Options Outstanding	2.97
Proposed shares available for future awards under the 2025 Plan	3,950,000	11.1%

The closing price of a share of our Common Stock on The Nasdaq Global Market on April 21, 2025 was $23.24.

Certain information with respect to our equity compensation plans in effect as of December 31, 2024 is provided under the heading “Equity Compensation Plan Information.”

Harrow, Inc. 2025 Proxy Statement	6

Reasons for Seeking Stockholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Stockholder approval of the 2025 Plan would allow us to continue to attract and retain directors, executives, and other employees with equity incentives. In 2023 and 2024, the Company made equity awards under the 2017 Plan totaling 1,831,587 shares and 480,331 shares, respectively. The Company estimates that the availability of 3,950,000 shares would provide a sufficient additional number of shares to enable the Company to continue to make awards expected under its current compensation program.

Our stockholders approved the 2017 Plan at our annual meeting held in June 2017 and approved amendments to the 2017 Plan in June 2021. If stockholders do not approve this Proposal No. 2, the Company can continue to make awards under the 2017 Plan, but the Company will have very limited shares available for future equity grants and cannot make awards under the 2017 Plan after September 2027.

Summary of the 2025 Plan

The 2025 Plan will only become effective if approved by our stockholders. This summary is not a complete description of all provisions of the 2025 Plan and is qualified in its entirety by reference to the 2025 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2025 Plan is to advance the Company’s interests by providing for the grant to participants of stock-based and other incentive awards.

Plan Administration. The 2025 Plan is administered by our Compensation Committee, who has the authority to, among other things, interpret the 2025 Plan, determine eligibility for, grant and determine the terms of awards under the 2025 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2025 Plan. Our Compensation Committee’s determinations under the 2025 Plan are conclusive and binding.

Term. No awards will be made after the tenth anniversary of the plan’s adoption, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2025 Plan is 3,950,000. Any shares of common stock underlying awards that expire, terminate or are forfeited prior to the issuance of stock, would again be available for issuance under the 2025 Plan. Shares of common stock that are withheld by the Company from an award in payment of the exercise price of any award requiring exercise or in satisfaction of the tax withholding requirements with respect to any award will not again be available for issuance under the 2025 Plan. Each share of common stock underlying an option or RSU award will count against the share pool as 1.0 share. Any shares that again become available under the 2025 Plan will be returned to the share pool at the rates described in the preceding sentence. On April 21, 2025, the closing price of our common stock as reflected on Nasdaq was $23.24.

Eligibility. Our Compensation Committee selects participants from among the key employees, directors, consultants and advisors of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of April 21, 2025, approximately 369 employees and three non-employee directors would be eligible to participate in the 2025 Plan.

Types of Awards. The 2025 Plan provides for grants of options, restricted stock, restricted stock units and performance awards.

●	Restricted Stock: A restricted stock award is an award of common stock subject to forfeiture restrictions.

●	Stock Options: The 2025 Plan provides for the grant of ISOs and non-qualified stock options (“NSOs”). The exercise price of an option may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. Our Compensation Committee determines when stock options become exercisable and the terms on which such awards remain exercisable. Stock options will generally have a maximum term of ten years.

●	Restricted Stock Units: A restricted stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a restricted stock unit may be subject to the satisfaction of performance or other vesting conditions.

●	Performance Awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

Harrow, Inc. 2025 Proxy Statement	7

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award. Each award shall become vested over a period of not less than one year following grant; provided, however, that awards that result in an aggregate of up to 5% of the shares reserved for issuance under the 2025 Plan may be granted without respect to this minimum vesting requirement. The Compensation Committee may accelerate the vesting of any award in connection with or following a participant’s death, disability, retirement, termination of service or the consummation of a change of control.

Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee or in an award agreement, upon a termination of employment or service all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

Performance Criteria. The 2025 Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. The performance criteria established by the Compensation Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment (ix) operating income, (x) net operating income, (xi) pre-tax profit (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Transferability. Awards under the 2025 Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee.

Corporate Transactions. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company (each, a “Covered Transaction”), our Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our Compensation Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction. In the event of a Covered Transaction other than a liquidation or dissolution of the Company, all outstanding awards held by our non-employee directors will accelerate and vest in full.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, reorganization, recapitalization or other change in the Company’s capital structure), our Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2025 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the plan.

Amendment and Termination. The Board may amend, suspend or terminate the 2025 Plan, and the Compensation Committee may amend the terms of an award, except that no amendment may be made that would impair the rights of any participant under an existing award without the participant’s consent. Notwithstanding the foregoing, stockholder approval will be required for any amendment to increase the number of shares that may be issued under the 2025 Plan, modify the class of employees eligible for awards, amend an outstanding option to reduce the exercise price thereof, cancel an outstanding option for the purpose of repricing the option, or cancel or accept the surrender of an option in exchange for an option with a lower exercise price.

Federal Income Tax Consequences Under 2025 Plan

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2025 Plan under current federal tax laws and certain other tax considerations associated with awards under the 2025 Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

Harrow, Inc. 2025 Proxy Statement	8

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2025 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting and payment (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). The Company generally be entitled to a corresponding federal income tax deduction at the time the participant recognizes ordinary income. However, Section 162(m) of the Code generally limits federal income tax deductions for compensation paid to a “covered employee” in any taxable year to $1 million. A person is a covered employee if such person was either the Company’s Chief Executive Officer or Chief Financial Officer or was one of the Company’s three other most highly compensated officers for the fiscal year.

Section 409A. Section 409A of the Code (“Section 409A”) imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. Stock options granted under the 2025 Plan are intended to be exempt from Section 409A. The 2025 Plan gives the Compensation Committee the flexibility to prescribe terms for other awards that are consistent with the requirements of, or an exemption from, Section 409A.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to employees under the 2025 Plan, subject to the terms of the plan. Therefore, the future benefits or amounts that would be received by the executive officers, employees and other groups under the 2025 Plan are not determinable at this time.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against a proposal and, therefore, will have no direct impact on this proposal. The persons named in the proxy will vote the proxies they receive FOR the approval of the Harrow, Inc. 2025 Incentive Stock and Awards Plan unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

HARROW, INC. 2025 INCENTIVE STOCK AND AWARDS PLAN.

Harrow, Inc. 2025 Proxy Statement	9

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that the selection of Crowe be submitted for ratification by our stockholders at our Annual Meeting.

Representatives of Crowe are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

On May 20, 2024, the partners and professional staff of KMJ Corbin & Company LLP (“KMJ”), which was engaged as the independent registered public accounting firm of the Company since 2007, joined Crowe, a public accounting, consulting and technology firm. As a result, KMJ resigned as the Company’s independent registered public accounting firm on June 24, 2024. Following the resignation of KMJ, the Company, through and with the approval of its Audit Committee, appointed Crowe as its independent registered public accounting firm effective June 25, 2024.

The reports of KMJ on the Company’s consolidated financial statements for the two most recently completed fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of resignation, there were no disagreements between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements. During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of resignation, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Stockholder ratification of the selection of Crowe as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Crowe to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, our Audit Committee will reconsider whether or not to retain Crowe. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services billed to the Company by Crowe or KMJ for the years ended December 31, 2024 and 2023 were as follows:

	Years Ended December 31,
	2024	2023
Audit Fees	$804,416	$312,928
Audit-Related Fees	$53,250	$13,200
Tax Fees	$163,983	$-
Total	$1,021,649	$326,128

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual consolidated financial statements and the review of our consolidated financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees. “Tax Fees” consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by Crowe. All fees paid to Crowe or KMJ for services performed in 2024 and 2023 were pre-approved by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against a proposal and, therefore, will have no direct impact on this proposal. Broker non-votes are not expected to result from the vote on this proposal. The persons named in the proxy will vote the proxies they receive FOR the ratification of the selection of Crowe as our independent registered public accounting firm unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Harrow, Inc. 2025 Proxy Statement	10

PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives in this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON A NON-BINDING,

ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO

THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Harrow, Inc. 2025 Proxy Statement	11

PROPOSAL NO. 5

ADVISORY VOTE ON FREQUENCY OF FUTURE SAY ON PAY VOTES

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer an advisory vote on named executive officer compensation every 1 year, 2 years or 3 years. Stockholders also will have the option to abstain from voting on the matter.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative, and therefore our Board recommends that you vote for a one-year interval for future advisory stockholder votes on executive compensation.

Our Board believes an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices on a more consistent basis. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Harrow, and we look forward to hearing from our stockholders on this proposal.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions expressed by our stockholders and in their vote on this proposal and will consider the outcome of the vote when making future decisions on the frequency of future advisory votes on compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION

OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES

ON NAMED EXECUTIVE OFFICER COMPENSATION ON A NON-BINDING, ADVISORY BASIS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION

DISCLOSURE RULES OF THE SEC.

Harrow, Inc. 2025 Proxy Statement	12

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders.

Director Independence

Our Board of Directors currently consists of the following four members: Mark L. Baum (Chair), Adrienne L. Graves, Lauren P. Silvernail, and Perry J. Sternberg (Lead Independent Director). The Board has determined that Ms. Graves, Ms. Silvernail, and Mr. Sternberg, comprising a majority of our current Board, are “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer. Both Teresa L. Sparks, who served on the Board until the 2024 Annual Meeting, when her term expired, and Martin A. Makary, who served on the Board until his resignation on January 17, 2025, were deemed by the Board to be independent during their service on the Board.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and SEC rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, or by accessing the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

Harrow, Inc. 2025 Proxy Statement	13

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s). The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for reporting such activity, which is 877-286-0208.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, and all of our other executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, along with monthly update calls, but may hold additional meetings as required. In 2024, the Board held five meetings. Each of our directors attended 100% of the Board meetings that were held during the periods when they were a director and 100% of the meetings of each committee of the Board on which they served that were held during the periods that they served on such committee. We do not have a policy requiring that directors attend our annual meeting of stockholders, but encourage attendance by each director. All of our current directors attended our 2024 Annual Meeting.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Harrow, Inc. 2025 Proxy Statement	14

Audit Committee

During 2024, our Audit Committee was composed of Adrienne L. Graves, Martin A. Makary, Lauren P. Silvernail (chair), Teresa F. Sparks (until the 2024 Annual Meeting, when her term expired), and Perry J. Sternberg. Our Board has affirmatively determined that each member who serves on the Audit Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. Our Board also affirmatively determined that Ms. Silvernail qualifies as an “audit committee financial expert,” as such term is defined in Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Audit Committee held six meetings in 2024.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

Compensation Committee

During 2024, our Compensation Committee was composed of Adrienne L. Graves (chair), Martin A. Makary, Lauren P. Silvernail, Teresa F. Sparks (until the 2024 Annual Meeting, when her term expired), and Perry J. Sternberg, Our Board has affirmatively determined that each member who serves on the Compensation Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Compensation Committee held four meetings in 2024.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

During 2024, our Nomination and Corporate Governance Committee was composed of Adrienne L. Graves, Martin A. Makary (chair), Lauren P. Silvernail, Teresa F. Sparks (until the 2024 Annual Meeting, when her term expired) and Perry J. Sternberg. Our Board has affirmatively determined that each member who serves on the Nomination and Corporate Governance Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Nomination and Corporate Governance Committee held five meetings in 2024.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently, the positions of Chairman of the Board and Chief Executive Officer are both filled by Mark L. Baum. As a result of his in-depth knowledge of the Company’s operations gained by serving as Chief Executive Officer, Mr. Baum is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both Chief Executive Officer and Chairman of the Board enables Mr. Baum to facilitate effective communication between Company management and the Board and to ensure key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that our existing corporate governance practices effectively achieve independent oversight and management accountability.

Harrow, Inc. 2025 Proxy Statement	15

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Mr. Sternberg has served as our Lead Independent Director since November 2023.

The responsibilities of the Lead Independent Director include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a director, if appropriate, asking the conflicted director to leave the room during discussion concerning such matter and, if appropriate, asking such director to recuse himself or herself from voting on the relevant matter; (v) communicating with the Chairman and the Chief Executive Officer, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent directors; (vii) being available to directors who have concerns that cannot be addressed through the Chairman; (viii) calling meetings of the independent directors, as needed or when appropriate; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. In the event the Company appoints an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks, and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company and other contingent liabilities, any potential related party or conflict of interest transactions, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall Board effectiveness.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under Financial Accounting Standards Board (FASB) and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Harrow, Inc. 2025 Proxy Statement	16

Transactions with Related Persons

Investment in Surface Pharmaceuticals, Inc. and Related Agreements

The Company owns 3,500,000 common shares of Surface (representing approximately 20% of Surface’s equity interests following the closing of a round of financing completed by Surface in July 2021) and uses the equity method of accounting for this investment, as management has determined that the Company has the ability to exercise significant influence over the operating and financial decisions of Surface. Under this method, the Company recognizes earnings and losses in Surface in its consolidated financial statements and adjusts the carrying amount of its investment in Surface accordingly. The Company’s share of earnings and losses are based on the Company’s ownership interest of Surface. Any intra-entity profits and losses are eliminated. During the year ended December 31, 2021, the Company reduced its common stock investment in Surface to $0 as a result of the Company recording its share of equity losses of Surface. The Company has no other investments in Surface and no other requirements to advance funds to Surface.

The following table summarizes the Company’s investment in Surface as of December 31, 2024 and 2023:

	Cost Basis	Share of Equity Method Losses	Net Carrying value
Common stock	$5,320,000	$(5,320,000)	$-

Mark L. Baum was a director of Surface until 2023 and Adrienne Graves was a director of Surface until 2024. Perry J. Sternberg, director of the Company, is currently a director of Surface.

Investment in Melt Pharmaceuticals, Inc.

The Company owns 3,500,000 shares of common stock and 2,334,256 shares of preferred stock of Melt (representing in aggregate approximately 45% of the equity interests as of December 31, 2024). The Company analyzes its investment in Melt and related agreements on a regular basis to evaluate its position of variable interests in Melt. The Company has determined that it does not have the ability to control Melt. However, it has the ability to exercise significant influence over the operating and financial decisions of Melt and uses the equity method of accounting for this investment. Under this method, the Company recognizes earnings and losses in Melt in its consolidated financial statements and adjusts the carrying amount of its investment in Melt accordingly. Any intra-entity profits and losses are eliminated. During the year ended December 31, 2021, the Company reduced the carrying value of its investment in Melt to $0 as a result of the Company recording its share of equity losses in Melt since its deconsolidation in 2019. As of December 31, 2022, and at the time of entering into the Melt Loan Agreement (see below), the Company owned 100% of Melt’s indebtedness. Following the reduction of the carrying value of the Company’s common stock investment in Melt to $0, the Company began recording 100% of the equity method losses of Melt, based on its ownership of Melt’s total indebtedness. In addition, the Company treated interest paid in kind on the Melt Loan Agreement as an in-substance capital contribution and reduced its investment in Melt accordingly, rather than recording interest income.

On a quarterly basis, management assesses whether there are any indicators that the carrying value of the Company’s equity method investments may be other than temporarily impaired. Indicators include financial condition, operating performance, and near-term prospects of the investee. To the extent indicators suggest that a loss in value may have occurred, the Company will evaluate both quantitative and qualitative factors to determine if the loss in value is other than temporary. If a potential loss in value is determined to be other than temporary, the Company will recognize an impairment loss based on the estimated fair value of the equity method investments. During the year ended December 31, 2023, the Melt Loan Agreement was settled in exchange for Melt preferred stock (see below for loan settlement disclosure). The Company reduced the Melt Loan Agreement and subsequent preferred stock investment in Melt to $0 as a result of the Company recording its share of equity losses of Melt. The Company has no other investments in Melt and no other requirements to advance funds to Melt.

The following table summarizes the Company’s investments in Melt as of December 31, 2024 and 2023:

	Cost Basis	Share of Equity Method Losses	Net Carrying value
Common stock	$5,810,000	$(5,810,000)	$-
Preferred stock	18,397,000	(18,397,000)	-
	$24,207,000	$(24,207,000)	$-

Harrow, Inc. 2025 Proxy Statement	17

At December 31, 2024 and 2023, the Company recorded $0 and $89,000, respectively, due from Melt for reimbursable expenses and amounts due under a Management Services Agreement between the Company and Melt (the “Melt MSA”), which are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

In December 2018, the Company entered into an asset purchase agreement with Melt (the “Melt APA”). Pursuant to the terms of the Melt APA, Melt was assigned certain intellectual property and related rights from the Company to develop, formulate, make, sell, and sub-license certain Company conscious sedation and analgesia related formulations (collectively, the “Melt Products”). Under the terms of the Melt APA, Melt is required to make mid-single digit royalty payments to the Company on net sales of the Melt Products while any patent rights remain outstanding, as well as other conditions.

In February 2019, the Company entered into the Melt MSA, whereby the Company provided to Melt certain administrative services and support, including bookkeeping, web services and human resources related activities, and Melt was required to pay the Company a monthly amount of $10,000. The Melt MSA was terminated effective July 1, 2023. During the years ended December 31, 2024, and 2023, the Company recorded $0 and $89,000, respectively, due from Melt for reimbursable expenses and amounts payable pursuant to the Melt MSA, which are included in prepaid expenses and other current assets in the Company’s consolidated balance sheets. As of each of December 31, 2024 and 2023, the Company was due $228,000 from Melt for reimbursable expenses and amounts due under the Melt MSA. Melt did not make any payments to the Company during the year ended December 31, 2024. The Company made a cash advance to Melt of $500,000 and Melt repaid the $500,000 cash advance during the year ended December 31, 2023.

The Company’s Chief Executive Officer, Mark L. Baum, is one of the five members of the Melt board of directors. Mr. Baum is the only representative of the Company on Melt’s board of directors.

Melt Note Receivable – Settled and Terminated in 2023

On September 1, 2021, the Company entered into a loan and security agreement in the principal amount of $13,500,000 (the “Melt Loan Agreement”), as lender, with Melt, as borrower. Amounts borrowed under the Melt Loan Agreement bore interest at 12.50% per annum, which interest could have been paid in-kind at the option of Melt until the maturity date. The Melt Loan Agreement permitted Melt to pay interest only on the principal amount loaned thereunder through the term and all amounts owed were previously due and payable on September 1, 2022. In April 2022, the Company entered into a First Amendment and in September 2022, a Second Amendment (together, the “Amendments”) to the Melt Loan Agreement. The Amendments (i) extended the maturity date of the Melt Loan Agreement to September 1, 2023, which could have been extended further to September 1, 2026 upon Melt completing a qualifying financing of a minimum amount of $10,000,000 from third-party investors, (ii) added conditions related to minimum cash amounts following a qualifying financing, and (iii) clarified the definition of material adverse effects. Melt could have elected to prepay all, but not less than all, of the amounts owed prior to the maturity date at any time without penalty. The net funds received by Melt excluded $908,000 owed to the Company for reimbursable expenses and amounts due under the Melt MSA prior to the effective date of the note receivable.

In connection with the Melt Loan Agreement, the Company and Melt entered into a Right of First Refusal Agreement providing the Company with the right, but not the obligation, to match any offer received by Melt associated with the commercial rights to any of Melt’s drug candidates for a period of five years following the effective date of the Melt Loan Agreement.

On December 28, 2023, the Company terminated the Melt Loan Agreement. As of the date of termination, approximately $18,395,000 remained outstanding under the Melt Loan Agreement. Pursuant to the terms of a Settlement and Payoff Agreement, dated as of December 28, 2023, by and between the Company and Melt (the “Settlement Agreement”), the Company received 2,260,000 shares of Melt’s Series B-1 Preferred Stock and 74,256 shares of Melt’s Series B Preferred Stock (which series have similar rights and preferences) in consideration for the full payment of all amounts outstanding under the Melt Loan Agreement. The Settlement Agreement contains customary representations, warranties and releases of the parties and requires the parties to enter into a registration rights agreement providing the Company with rights consistent with other holders of preferred stock of Melt. The Company concluded the Settlement Agreement is in substance a funding of the Company’s share of prior unrecorded losses and, therefore, those suspended losses must be recognized first against the value of the new preferred stock investments. This resulted in reducing the carrying value of the Company’s investment in Melt, including the carrying value of the Preferred Stock received, to zero (the consideration received in the form of an equivalent fair value of Melt’s Preferred Stock to settle the full outstanding note receivable balance of $18,400,000 is offset by an equal amount of the funding of prior unrecorded losses). Accordingly, this settlement transaction had no quantitative effect on either the Company’s consolidated balance sheet or consolidated statement of operations for the year ended December 31, 2023.

Harrow, Inc. 2025 Proxy Statement	18

Policy on Hedging, Pledging and Similar Activities

We maintain an insider trading policy that governs transactions in our securities by directors, officers and other employees, and it is our policy to comply with all applicable securities laws when transacting in our securities. Among other provisions, the policy prohibits “short-selling” of any equity security of the Company and transactions in put options, call options or other derivative securities, on an exchange or in any other organized market. Hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, are strongly discouraged and must be submitted for approval by the Company’s compliance officer prior to any proposed execution of such a transaction. Directors and officers are also prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. In addition, the policy discourages placing standing or limit orders on Company securities.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 21, 2025.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Chairman of the Board of Directors	52
Andrew R. Boll	Chief Financial Officer and Corporate Secretary	42
John P. Saharek	President and Chief Executive Officer, ImprimisRx	65
Amir H. Shojaei	Chief Scientific Officer	57

Mr. Baum’s biographical information is included with such information for the other members of our Board.

Andrew R. Boll is a founder of Harrow and has worked with the Company since December 2011 and has served as our Chief Financial Officer and Corporate Secretary since his promotion to that role in February 2015. Mr. Boll helped found Eton Pharmaceuticals, Inc., Surface Ophthalmics, Inc., Melt Pharmaceuticals, Inc. and ImprimisRx. Prior to co-founding Harrow, from 2007 to 2011, Mr. Boll worked for an investment company and its series of funds where he oversaw the fund’s accounting, financial analysis, and reporting. He was also closely involved with the financial operations of a number of the fund’s portfolio companies (public and private). Prior to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a CFA® charterholder, Certified Management Accountant and earned his Bachelor of Science degree, summa cum laude, in Corporate and Public Finance at Huron University.

John P. Saharek has worked for the Company since 2013 and as ImprimisRx’s President since February 2019, adding the title of Chief Executive Officer of ImprimisRx in 2023. He was previously our Vice-President of Commercialization, Ophthalmology from November 2013 until February 2015, and was then promoted to Chief Commercial Officer. He is a senior healthcare industry executive with over 30 years of broad experience developing and commercializing pharmaceutical, biotechnology, surgical device and diagnostic product portfolios. Prior to joining the Company, he served as Head of U.S. Marketing and Strategy for ThromboGenics Inc., developing the commercial strategy and building a team to launch a new biologic into the U.S. market. Prior to that he was Vice President, Business Development at SurModics Inc., working with both large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Earlier in his career, he held positions of increasing responsibility in both marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Master of Business Administration in Finance from the University of Hartford and a Bachelor of Arts in Business from Central Connecticut State University.

Amir H. Shojaei joined the Company as its Chief Scientific Officer in January 2025, where he has management and oversight of all development, clinical, medical and regulatory affairs activities for Harrow’s marketed ophthalmic branded products. From 2021 to 2024, Dr. Shojaei was the Chief Scientific Officer & Executive Vice President, Clinical Development of AsclepiX Therapeutics, a development stage company developing therapeutics for various ophthalmic related diseases. Prior to that, he held senior executive roles at leading pharmaceutical companies, including Chief Executive Officer of TherOptix Corporation, where he advanced a novel drug-eluting contact lens platform, and in various leadership roles at TearClear Corporation, Novartis Pharmaceuticals and Shire Pharmaceuticals (acquired by Takeda). In 2013, while at Shire Pharmaceuticals, Dr. Shojaei was instrumental in the clinical development and the eventual FDA approval of Xiidra®, the first product approved to treat both the signs and symptoms of dry eye disease (DED). Dr. Shojaei earned his Ph.D, Pharmaceutics and Doctor of Pharmacy magna cum laude from the University of Pacific and Bachelor of Science in Biological Sciences from the University of Alberta.

Harrow, Inc. 2025 Proxy Statement	19

DIRECTOR COMPENSATION

Director Compensation Program for Year Ended December 31, 2024

A summary of the non-employee director compensation arrangements for 2024 is set forth below.

Cash Compensation

Retainer and Meeting Fees
Annual Board Retainer Fee	$50,000
Annual Chair Retainer Fees*:
Non-Employee Chairman of the Board or Lead Independent Director	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nomination and Corporate Governance Committee Chair	$10,000
Annual Committee Member Retainer Fees*:
Audit Committee	$10,000
Compensation Committee	$7,500
Nomination and Corporate Governance Committee	$5,000

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

Non-employee directors are eligible to receive an annual award of restricted stock units (“RSUs”) valued at $150,000, as well as an initial award of RSUs at the time of their appointment to the Board. These RSUs will vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his or her service as a director.

Director Compensation Table

The following table shows the compensation earned by, awarded or paid in 2024 to the individuals who served as our non-employee directors during such period and the number of shares underlying RSUs held by each non-employee director at year-end. Ms. Sparks was a Board member until our 2024 Annual Meeting, when her term expired. Mr. Baum did not receive any additional compensation for his services as a director and his compensation received as an executive officer is disclosed in the Summary Compensation Table in this Proxy Statement. Ms. Silvernail and Ms. Graves were both granted an initial RSU award of 3,119 shares at the time of their appointment to the Board in January 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)	Aggregate Shares Underlying RSUs Held by Directors (3)
Adrienne L. Graves	$80,000	$180,285	$260,285	11,466
Perry J. Sternberg	$102,500	$150,000	$252,500	29,214
Lauren P. Silvernail	$77,500	$180,285	$257,785	11,466
Teresa F. Sparks (4)	$41,250	$-	$41,250	-
Martin A. Makary (5)	$77,500	$150,000	$227,500	29,214

(1)	Reflects the dollar amount of the grant date fair value of awards granted in 2024, measured in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2024, included in the Annual Report.
(2)	With the exception of Ms. Sparks, each non-employee director received an award of 8,347 RSUs during the year ended December 31, 2024.
(3)	Includes shares that have vested, but the issuance and delivery of which is deferred until the director resigns or otherwise terminates service.
(4)	Compensation through the 2024 Annual Meeting, when Ms. Sparks’ term expired.
(5)	Dr. Makary resigned from his position on the Board in January 2025.

Harrow, Inc. 2025 Proxy Statement	20

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2024 were:

Name	Position
Mark L. Baum	Chief Executive Officer and Chairman of the Board of Directors
Andrew R. Boll	Chief Financial Officer and Corporate Secretary
John P. Saharek	President and Chief Executive Officer, ImprimisRx

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract, motivate and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (pay for performance) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

●	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;
●	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;
●	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
●	align executives’ incentives with the creation of stockholder value.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of such executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on the Company’s financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash, overall compensation traditionally has been weighted more heavily toward equity-based compensation, as well as cash payments that are earned only upon the Company’s achievement of specified performance goals. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company. In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee, and all equity grants are made by the Compensation Committee.

Harrow, Inc. 2025 Proxy Statement	21

Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our named executive officers and other members of the senior management team. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

Compensation Consultant

During 2023, the Compensation Committee retained the services of an external compensation consultant, Mercer, Inc. (“Mercer”). The mandate of the consultant was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design (including equity grants of subsidiaries), benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. The Compensation Committee regularly evaluates Mercer’s performance, considers alternative compensation consultants and has the final authority to engage and terminate Mercer’s services. The decision to engage Mercer was made solely by the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1 of the Exchange Act and Nasdaq requirements, has determined that the work performed by Mercer did not present any conflicts of interest.

The Compensation Committee intends to continue to engage with Mercer in order to assist the Compensation Committee in its ongoing review of executive and director compensation practices, including a regular review and update of the Company’s peer companies. In 2025, the Compensation Committee engaged Mercer to assist in the update of the list of peer companies and perform a review of executive and director compensation practices.

Competitive Market Benchmarking

The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program including, but not limited to, industry data compiled by Mercer in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies within such sectors are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee adopted a group of peer companies in 2023, and the Compensation Committee may revise the group of peer companies to take into account changes in market capitalization and similarities to the Company along the dimensions of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees in the future. More specifically, when establishing the 2023 peer group, the Compensation Committee and Mercer focused on biotechnology and pharmaceutical companies, targeting commercial companies, when possible, with employee headcounts over 100 employees. Mercer and the Compensation Committee also gave consideration to market value, research and development expense, location, stage of development and ophthalmic focus. The list of peer companies identified in 2023 by the Compensation Committee was comprised of the following companies:

●	Agios Pharmaceuticals	●	Anika Therapeutics	●	Enanta Pharmaceuticals
●	Eyepoint Pharmaceuticals	●	Glaukos Corporation	●	Heron Therapeutics
●	IVERIC bio, Inc. (1)	●	Karyopharm Therapeutics	●	Kodiak Sciences
●	Nektar Therapeutics	●	Ocular Therapeutix	●	RVL Pharmaceuticals (2)
●	Revance Therapeutics (3)	●	Rigel Pharmaceuticals	●	STAAR Surgical Company
●	Travere Therapeutics

(1)	IVERIC bio was acquired by Astellas Pharma Inc. in July 2023 and therefore is no longer a public company.

(2)	In February 2024, RVL Pharmaceuticals (“RVL”) announced that the High Court of Ireland made a winding up order, pursuant to which a liquidator was appointed to RVL, which would result in the company’s ultimate dissolution, and therefore is no longer a public company.

(3)	In February 2025, Revance Therapeutics was acquired by Crown Laboratories, Inc. and, therefore, is no longer a public company.

Harrow, Inc. 2025 Proxy Statement	22

Compensation Program Overview

In 2024, our executive compensation program consisted of the following forms of compensation, each of which is described in greater detail below:

●	Base Salary
●	Annual Bonus
●	Equity Compensation
●	Employee Benefit Program
●	Change of Control Arrangements

Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Compensation Committee believes the base salaries are generally the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee considers our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable, when setting base salaries. We believe that, given the industry in which we operate, our current working capital needs and our compensation philosophy and objectives, base salaries at current levels are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;
●	level of responsibility, including breadth, scope and complexity of the position;
●	level of experience and expertise of the executive;
●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and
●	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of the factors above. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other named executive officers and members of senior management based on the foregoing criteria.

Annual Bonus

The Company provides executive officers with annual performance-based cash bonus opportunities, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year. Corporate and individual goals are established at the beginning of each year by the Compensation Committee with input from senior management. The target annual incentive bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. Accordingly, the higher the level of control and accountability that is exercisable by an executive officer over our overall performance, the greater the percentage of the executive officer’s target total cash compensation that is dependent on the annual performance-based cash bonus award. We believe these target bonus levels for our executive officers are appropriate and consistent with our pay-for-performance compensation philosophy.

For 2024 and 2023, the annual incentive bonus for our executive officers was based 100% on overall corporate performance, including metrics associated with revenue, adjusted EBITDA, revenue from certain products and stock price performance. Target annual incentive bonus levels for 2024 and 2023 were 60% of annual base salary for our Chief Executive Officer and 50% for all other named executive officers. At the end of each year, the Compensation Committee, with input from senior management, evaluates individual and corporate performance compared against the goals established earlier in the year for the applicable executive officers. Based on this evaluation, the Compensation Committee determined to award, for service performed in 2024 that exceeded target levels, our Chief Executive Officer a cash incentive bonus equal to 84% of his annual base salary, and our Chief Financial Officer 71% of his annual base salary and the President and Chief Executive Officer, ImprimisRx cash incentive bonus equal to 50% of his annual base salary.

Harrow, Inc. 2025 Proxy Statement	23

Equity Compensation

As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options, restricted stock and/or RSUs. The Compensation Committee does not have a stated policy regarding the issuance of equity grants. However, historically our named executive officers have been granted service/time-based vesting equity awards and certain executive officers have also been granted options and RSUs that contain performance/market-based vesting conditions. The Compensation Committee grants equity awards to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

See the “Outstanding Equity Awards at Fiscal Year-End” table below for additional details about awards held by our named executive officers.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We have historically made matching contributions of up to 4% of cash compensation contributed to the plan. The value of the 401(k) benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control Arrangements

We have entered into change of control arrangements with each of our named executive officers. Our Board approved these change of control arrangements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage and where the possibility exists that we may be acquired if our efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. These arrangements provide change of control benefits either upon the termination of the employee’s service, a significant change in job responsibilities or the need to relocate within 12 months following a change of control. By using a so-called “double trigger” change of control benefit, and thereby tying the severance benefit both to a change in control and change in job status, rather than the mere consummation of a change of control transaction, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our stockholders.

Information regarding the change of control arrangements and the potential value of payments upon termination related to a change of control is provided for the named executive officers under the heading “Change of Control Arrangements” in the sections below describing each named executive officer’s compensation arrangements.

Harrow, Inc. 2025 Proxy Statement	24

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of our principal executive officer and our next two highest compensated executive officers.

Name and Principal Position	Year	Salary	Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Mark L. Baum	2024	$731,120	$-		$611,618	$15,752	$1,358,490
Chief Executive Officer	2023	$680,086	$14,150,821	(4)	$421,800	$3,756	$15,256,463
Andrew R. Boll	2024	$491,920	$-		$342,930	$14,351	$849,201
Chief Financial Officer and Corporate Secretary	2023	$459,900	$6,432,192	(4)	$236,500	$1,817	$7,130,409
John P. Saharek	2024	$463,431	$-		$234,000	$46,036	$743,467
President and Chief Executive Officer, ImprimisRx	2023	$431,463	$5,145,753	(4)	$225,000	$12,938	$5,815,154

(1)	Reflects the grant date fair value of awards granted during the respective fiscal years, measured in accordance with ASC 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements for the year ended December 31, 2024, included in the Annual Report. For information about the material terms of each equity award, see the tables under the subheading entitled “Outstanding Equity Awards at Fiscal Year-End” below.
(2)	Amounts represent payouts under the Company’s annual cash bonus incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and the named executive officer’s individual performance measured against his individual goals. Such amounts are determined and paid after the end of each year, but reflect individual and Company performance for the respective years reflected above.
(3)	Amounts represent matching contributions made by us for the benefit of the named executive officer under our 401(k) retirement savings plan, group life insurance benefit in excess of the standard threshold granted to all other employees and in the case of Mr. Saharek, reimbursement of moving expenses associated with his relocation to Nashville, Tennessee.
(4)	Reflects the fair market value, as of the date of issuance, of multi-year equity awards to Mr. Baum, Mr. Boll and Mr. Saharek, accordingly, which are performance stock unit (“PSU”) awards that vest at various share price targets – as described further under the subheading “Outstanding Equity Awards at Fiscal Year-End - 2023 PSUs- Multi-Year Awards.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of the Company held by our named executive officers as of December 31, 2024.

Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested (2)
Mark L. Baum	180,000	-	$3.95	4/1/2026	-	-	-		-
	160,000	-	$2.23	2/1/2027	-	-	-		-
	150,000	-	$1.73	1/2/2028	-	-	-		-
	150,000	-	$6.30	2/19/2029	-	-	-		-
	217,500	-	$7.30	1/2/2030	-	-	-		-
	600,000	-	$7.87	7/31/2025	-	-	-		-
	-	-	-	-	-	-	762,300	(3)	$25,575,165
Andrew R. Boll	60,000	-	$3.95	4/1/2026	-	-	-		-
	55,000	-	$2.23	2/1/2027	-	-	-		-
	50,000	-	$1.73	1/2/2028	-	-	-		-
	50,000	-	$6.30	2/19/2029	-	-	-		-
	57,000	-	$7.30	1/2/2030	-	-	-		-
	-	-	-	-	-	-	346,500	(3)	$11,625,075
John P. Saharek	60,000	-	$3.95	4/1/2026	-	-	-		-
	55,000	-	$2.23	2/1/2027	-	-	-		-
	50,000	-	$1.73	1/2/2028	-	-	-		-
	50,000	-	$6.30	2/19/2029	-	-	-		-
	25,000	-	$5.72	8/3/2030	-	-	-		-
	-	-	-	-	-	-	277,200	(3)	$9,300,060

(1)	The amounts shown relate to stock options and PSUs granted under both the 2007 Incentive Stock and Awards Plan (the “2007 Plan”) and the 2017 Incentive Stock and Awards Plan (the “2017 Plan”).
(2)	Calculated by multiplying the number of unvested shares by $33.55, the closing price per share of our common stock on The Nasdaq Global Market on December 31, 2024.
(3)	The PSUs vest upon achieving and maintaining for a minimum term certain stock price targets ranging from $25.00 to $50.00 during a five-year period and require a minimum of a two-year service period. See subheading “2023 PSUs- Multi-Year Awards” for more information.

Harrow, Inc. 2025 Proxy Statement	25

2023 PSUs – Multi-Year Awards

In April 2023, the Company granted an aggregate of 1,567,913 PSUs to members of its senior management including named executive officers, which are subject to the satisfaction of certain market-based and continued service conditions (the “2023 PSUs”). The vesting of the 2023 PSUs require (i) a minimum of a two-year service period, and (ii) at any point during a five-year term, the achievement and maintenance of Company common stock price targets for ten consecutive trading days ranging between $25.00 to $50.00 per share, separated into four separate tranches as described further in the tables below.

The Compensation Committee considered the 2023 PSUs as multi-year awards, and as a result did not issue equity awards to members of its senior management team during 2024.

Vesting amounts for Mr. Baum’s 2023 PSUs are as follows:

Tranche	Number of Shares	Target Share Price*
Tranche 1	108,900	$25.00
Tranche 2	163,350	$35.00
Tranche 3	217,800	$45.00
Tranche 4	272,250	$50.00

Vesting amounts for Mr. Boll’s 2023 PSUs are as follows:

Tranche	Number of Shares	Target Share Price*
Tranche 1	49,500	$25.00
Tranche 2	74,250	$35.00
Tranche 3	99,000	$45.00
Tranche 4	123,750	$50.00

Vesting amounts for Mr. Saharek’s 2023 PSUs are as follows:

Tranche	Number of Shares	Target Share Price*
Tranche 1	39,600	$25.00
Tranche 2	59,400	$35.00
Tranche 3	79,200	$45.00
Tranche 4	99,000	$50.00

*Target Share Price assumes that no dividends or like distributions are made to stockholders of the Company. If such distributions are made, the Target Share Price would decrease accordingly, to the benefit of the employee, to account for the dividend/distribution.

On April 3, 2025, all vesting criteria associated with the 2023 PSUs were met and all of the 2023 PSUs vested in full.

Compensation Arrangements with Mark L. Baum

Employment Agreements

On April 25, 2016, we entered into an employment agreement (the “Baum Agreement”) with Mr. Baum with respect to his employment as Chief Executive Officer. The Baum Agreement replaced Mr. Baum’s 2012 employment agreement, as amended, with the Company. Mr. Baum’s employment with the Company is at-will and may be terminated either by Mr. Baum or the Company at any time for any reason or for no reason. The Baum Agreement provides for an initial annual base salary and a target annual bonus incentive under the Company’s management incentive plan of 60% of his base salary.

Involuntary Termination

Should Mr. Baum’s employment be terminated by the Company without Cause (as defined in the Baum Agreement) or should Mr. Baum terminate his employment with the Company for Good Reason (as defined in the Baum Agreement) (each an “Involuntary Termination”), any unvested options shall be accelerated as if Mr. Baum had completed an additional 18 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Baum will receive an extension to exercise his vested options until the earlier of the original expiration date and 18 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Baum’s employment with the Company, Mr. Baum will be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months.

Harrow, Inc. 2025 Proxy Statement	26

Change in Control Arrangements

In the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control (as defined in the 2007 Plan), any unvested options shall be deemed fully vested as of the date of such Involuntary Termination. Should an Involuntary Termination of Mr. Baum’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Baum shall be entitled to (i) a severance payment equal to the sum of 18 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 18 months.

Other Equity Incentive Grants

Mr. Baum has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with Andrew R. Boll

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Boll Agreement”) with Mr. Boll with respect to his employment as Chief Financial Officer and Corporate Secretary. The Boll Agreement replaced Mr. Boll’s 2012 employment agreement, as amended, with the Company. Mr. Boll’s employment with the Company is at-will and may be terminated either by Mr. Boll or the Company at any time for any reason or for no reason. The Boll Agreement provides for an initial annual base salary and a target annual incentive bonus of 50% of his annual base salary.

Involuntary Termination

Should Mr. Boll’s employment be terminated by the Company without Cause (as defined in the Boll Agreement) or should Mr. Boll terminate his employment with the Company for Good Reason (as defined in the Boll Agreement) (each an “Involuntary Termination”), any unvested options shall be accelerated as if Mr. Boll had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Boll will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment with the Company, Mr. Boll will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Boll’s employment occur within one month prior to, or 12 months following, a Change in Control (as defined in the 2017 Plan), Mr. Boll shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested options shall be deemed fully vested as of the date of such Involuntary Termination.

Other Equity Incentive Grants

Mr. Boll has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Harrow, Inc. 2025 Proxy Statement	27

Compensation Arrangements with John P. Saharek

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Saharek Agreement”) with Mr. Saharek with respect to his employment as Chief Commercial Officer. The Saharek Agreement replaced Mr. Saharek’s 2015 employment agreement with the Company. Mr. Saharek’s employment with the Company is at-will and may be terminated either by Mr. Saharek or the Company at any time for any reason or for no reason. The Saharek Agreement provides for an initial annual base salary of $260,000 and a target annual incentive bonus of 50% of his annual base salary.

Involuntary Termination

Should Mr. Saharek’s employment be terminated by the Company without Cause (as defined in the Saharek Agreement) or should Mr. Saharek terminate his employment with the Company for Good Reason (as defined in the Saharek Agreement) (each an “Involuntary Termination”), Mr. Saharek will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Saharek’s employment with the Company, Mr. Saharek will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Saharek’s employment occur within one month prior to, or 12 months following, a Change in Control (as defined in the 2017 Plan), Mr. Saharek shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months.

Other Equity Incentive Grants

Mr. Saharek has received equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Equity Grant Practices

The Compensation Committee approves equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information.

Harrow, Inc. 2025 Proxy Statement	28

Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (the “PEO”) and our other named executive officers (the “Other NEOs”) as presented in the “Summary Compensation Table” (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for Other NEOs (1) (d)	Average Compensation Actually Paid to Other NEOs (1)(2) (e)	Total Shareholder Return (3) (f)	Peer Group Total Shareholder Return (4) (g)	Net Loss (5) (h)
2024	$1,358,490	$21,472,938	$796,334	$9,025,662	$388	$91	$17,481,000
2023	$15,256,463	$3,113,362	$6,472,781	$1,934,673	$130	$92	$24,411,000
2022	$1,195,141	$9,511,499	$710,637	$3,053,124	$171	$89	$14,086,000

(1)	Mark Baum was our PEO for each year presented. Andrew Boll and John Saharek are the individuals comprising the Other NEOs for each year presented.
(2)	The following table sets forth adjustments made during each year presented to arrive at the CAP Amounts for our PEO and Other NEOs during each year:

	2024		2023		2022
Adjustments	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Amounts	$1,358,490	$796,334	$15,256,463	$6,472,781	$1,195,141	$710,637
Subtract: Aggregate value for stock awards and option awards included in SCT amounts for the covered fiscal year	$-	$-	$(14,150,821)	$(5,788,972)	$-	$-
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$-	$-	$5,504,217	$2,251,725	$-	$-
Add (Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$20,070,948	$8,210,842	$-	$-	$7,390,670	$1,948,868
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	$-	$-	$-	$-	$-	$-
(Subtract) Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$43,500	$18,486	$(3,496,498)	$(1,000,861)	$925,688	$393,619
Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$-	$-	$-	$-	$-	$-
Add: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	$-	$-	$-	$-	$-	$-
CAP Amounts (as calculated)	$21,472,938	$9,025,662	$3,113,362	$1,934,673	$9,511,499	$3,053,124

(3)	Total Stockholder Return (“TSR”) represents the cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2021, reflected as of the end of each respective year.
(4)	Peer group TSR represents the cumulative growth of a hypothetical $100 investment made as of December 31, 2021 in the Nasdaq Biotechnology Index, reflected as of the end of each respective year.
(5)	Represents the amount of net loss reflected in our consolidated financial statements for each covered fiscal year.

Harrow, Inc. 2025 Proxy Statement	29

Relationship Between Compensation Actually Paid And Cumulative TSR

Relationship Of The Company’s TSR Relative To Its Peers

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2024.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders	4,551,627	$6.49	(2)	70,642
Equity compensation plans not approved by security holders	-	-		-
Total	4,551,627	$6.49	(2)	70,642

(1)	Represents shares reserved under the 2017 Plan. See Note 15 to our consolidated financial statements included in the Annual Report. The 2007 Plan reached its term in September 2017, and we can no longer issue additional awards under this plan; however, options still outstanding and previously issued under the 2007 Plan will remain outstanding until they are exercised, reach their maturity, or are otherwise canceled/forfeited. On June 13, 2017, the Company’s Board of Directors and stockholders adopted the 2017 Plan, which was subsequently amended on June 3, 2021.
(2)	Excludes outstanding RSUs and PSUs, which have no associated exercise price.

Harrow, Inc. 2025 Proxy Statement	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 21, 2025. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock, and the address for such person is c/o Harrow, Inc., 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215.

Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage (1)
5% + Stockholders
Opaleye Fund and related entity (2)	3,820,000	10.41%
Private Capital Management LLC (3)	3,630,496	9.90%
BlackRock, Inc. (4)	2,220,538	6.05%

Directors and Officers
Mark L. Baum (5)	4,056,962	10.64%
Andrew R. Boll (6)	1,049,844	2.84%
John P. Saharek (7)	707,388	1.92%
Amir H. Shojaei	-	*
Lauren P. Silvernail (8)	11,466	*
Adrienne L. Graves (9)	11,466	*
Perry J. Sternberg (10)	29,214	*
All executives and directors as a group (7 persons)	5,866,340	15.16%

*	Less than 1%.
(1)	Beneficial ownership percentages are based on 36,685,171 shares of our common stock outstanding as of April 21, 2025. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after April 21, 2025, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	This information is based on a Schedule 13G/A filed on February 9, 2024, by Opaleye L.P., Opaleye Management, Inc. and James Silverman (collectively, “Opaleye”). Opaleye reported that it possessed shared voting power and shared dispositive power with respect to all of the shares. The address for Opaleye is One Boston Place, 26th Floor, Boston MA 02108.
(3)	This information is based on a Schedule 13G filed on January 9, 2024, by Private Capital Management, LLC. and Chad D. Atkins (collectively, “Private Capital”). Private Capital reported that it possessed sole voting power of and sole dispositive power of 2,083,781 and shared voting power and shared dispositive power of 1,546,715. The address for Private Capital is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.
(4)	This information is based on a Schedule 13G filed on January 29, 2024, by BlackRock, Inc. BlackRock, Inc. reported that it possessed sole voting power of and sole dispositive power of 2,182,882 and shared voting power and shared dispositive power of 2,220,538. The address for BlackRock, Inc. is 50 Hudson Yards New York, New York 10001.
(5)	Includes 1,457,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2025.
(6)	Includes 272,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2025.
(7)	Includes 240,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 21, 2025.
(8)	Includes 11,466 shares of common stock issuable upon Ms. Silvernail’s discontinuation of service as a director within 60 days after April 21, 2025.
(9)	Includes 11,466 shares of common stock issuable upon Ms. Graves discontinuation of service as a director within 60 days after April 21, 2025.
(10)	Includes 29,214 shares of common stock issuable upon Mr. Sternberg’s discontinuation of service as a director within 60 days after April 21, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports and we are required to report in this Proxy Statement any failure to file reports in a timely manner as required during 2024. Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) during 2024 were filed in a timely manner.

Harrow, Inc. 2025 Proxy Statement	31

REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available for review on the Investors section of the Company’s website, www.harrow.com, under Corporate Governance.

The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2024, should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Lauren P. Silvernail (Chair)
Perry J. Sternberg
Adrienne L. Graves

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Harrow, Inc. 2025 Proxy Statement	32

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials from us, please notify your broker, direct your written request to Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215 or call Investor Relations at (615) 733-4731, and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2026 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2026 Annual Meeting, a stockholder’s proposal must be received by our Corporate Secretary at our principal executive offices no later than December 30, 2025, unless the date of our 2026 Annual Meeting is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials to stockholders. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice Requirements for the 2026 Annual Meeting of Stockholders

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, in the case of a stockholder seeking to have a proposal included in the Company’s proxy statement, notice of business must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between October 28, 2025, and December 27, 2025, for our 2026 Annual Meeting, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials to stockholders, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of the annual meeting was first made. If a stockholder is not seeking inclusion of the proposal in the Company’s proxy statement, timely notice of business to be brought before our 2026 Annual Meeting must be received by our Corporate Secretary at our principal executive offices not less than 90 days prior to the date of the annual meeting. Any notice of a stockholder proposal must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

A stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules for the 2026 Annual Meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s annual meeting, then the notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made.

Harrow, Inc. 2025 Proxy Statement	33

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Harrow, Inc., c/o Corporate Secretary, 1A Burton Hills Blvd., Suite 200, Nashville, TN 37215. Our Bylaws are also available by accessing the exhibits to the Annual Report filed with the SEC. If a stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, and we do comply with such requirements, then we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and the Annual Report has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

We have elected to provide this Proxy Statement and the Annual Report over the Internet through a “notice and access” model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and the Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Chairman of the Board of Directors

Harrow, Inc. 2025 Proxy Statement	34

APPENDIX A

HARROW, INC. 2025 INCENTIVE STOCK AND AWARDS PLAN

1.	Purpose of the Plan.

The purpose of this 2025 Incentive Stock and Awards Plan (the “Plan”) of Harrow, Inc. (the “Company”) is to enable the Company to offer to its employees, officers, directors, advisors and consultants whose past, present and/or potential contributions to the Company and/or any subsidiary of the Company (each, a “Subsidiary”), within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), have been, are or will be important to the success of the Company, an opportunity to acquire an equity interest in the Company. The Plan is intended as the successor to the Harrow Health, Inc. 2017 Incentive Stock and Awards Plan, as amended (the “Prior Plan”). Following the effective date, no additional awards will be granted under the Prior Plan and all newly granted awards will be subject to the terms of this Plan. It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.	Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market) and (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5, 6 and 7 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) and to determine the terms and conditions of the respective Option, Restricted Stock and Restricted Stock Unit agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock and Restricted Stock Units granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Restricted Stock or Restricted Stock Units granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Restricted Stock or Restricted Stock Units. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3.

A-1

3.	Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock or Restricted Stock Units (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock or Restricted Stock Units granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock or Restricted Stock Units hereunder may be granted an additional Option or Options, Restricted Stock or Restricted Stock Units if the Committee shall so determine.

4.	Stock Reserved for the Plan; Minimum Vesting/Restriction Period.

(a) Subject to adjustment as provided in Section 9 hereof, a total of 3,950,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or Restricted Stock Units at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or Restricted Stock Units expire or be canceled prior to its exercise or vesting in full, the shares of Stock theretofore subject to such Option, Restricted Stock or Restricted Stock Units may be subject to future Options, Restricted Stock or Restricted Stock Units under the Plan. Notwithstanding any provision of the Plan to the contrary, the following shares of Stock shall not be added to the shares authorized for grant under Section 4(a) and shall not be available for future Options, Restricted Stock or Restricted Stock Units under the Plan: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option, Restricted Stock or Restricted Stock Unit and (iii) shares of Stock purchased by the Company with the cash proceeds from the exercise of Options. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested Options, Restricted Stock or Restricted Stock Units, except that the Committee may provide at the time of grant of Restricted Stock or Restricted Stock Units that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Restricted Stock or Restricted Stock Unit.

(b) Subject to the terms of the Plan, awards of Restricted Stock or Restricted Stock Units may be subject to satisfaction of performance criteria established by the Committee. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary. The Committee has full discretion to determine the performance goals and levels of achievement required for payment. The Committee may give partial credit for partial achievement of the performance goals.

(c) Minimum Vesting/Restriction Period. Notwithstanding any provision of the Plan to the contrary, each award granted under the Plan shall become vested over a period of not less than one year following the date the applicable award is granted; provided, however, that, notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of Stock reserved for issuance under Section 4(a) may be granted without respect to such minimum vesting provisions. Nothing in this Section 4(c) shall preclude the Committee from taking action, in its sole discretion, at or after grant to accelerate the vesting of any award in connection with or following a Participant’s death, disability, retirement, termination of service or the consummation of a Change of Control.

A-2

5.	Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price of each share of Stock purchasable, under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value, of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 9 below. “Fair Market Value” means: (i) if the Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange or the Nasdaq Stock Market, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of grant of the Option or Stock (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Stock is regularly quoted on an automated quotation system (including but not limited to the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of grant of the Option or Stock, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of grant of the Option or Stock (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or, such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

A-3

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Notwithstanding the foregoing, if Change in Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change in Control shall have the meaning ascribed to it in such employment agreement.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f) Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

A-4

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Normal or Early Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i) Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i) In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for Cause (as defined below) any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that Cause shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

A-5

(ii) In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(1) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Good Reason” shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)	a Change in Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change in Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.

Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6.	Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change in Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions and dividend limitations described in Section 6(c) below.

(b) Issuance of Shares. The Company shall issue in the Grantee’s name the shares of Common Stock associated with the award promptly after the Grantee accepts such award. Unless otherwise provided, shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(c) Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested shares of Restricted Stock, except that the Committee may provide at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the shares of Restricted Stock.

(d) Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

A-6

(e) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7.	Terms and Conditions of Restricted Stock Units.

Restricted Stock Units may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock Units upon a Change in Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock Units unless and until Grantee accepts the award within the period prescribed by the Committee.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Restricted Stock Unit agreement. The Committee, in its sole discretion, may only settle earned Restricted Stock Units in cash, shares of Common Stock, or a combination of both.

(c) Forfeitability. Restricted Stock Units are forfeitable until the terms of the Restricted Stock Unit grant have been satisfied. Restricted Stock Units are not transferable until the date on which the Committee has specified such restrictions have lapsed. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested Restricted Stock Units, except that the Committee may provide at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Restricted Stock Units.

(d) Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock Units, in whole or in part, as determined by the Committee, in its sole discretion.

(e) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all unvested Restricted Stock Units theretofore awarded to him shall be forfeited. The Committee may provide (on or after grant) that forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to Restricted Stock Units.

8.	Term of Plan.

No Option or award of Restricted Stock or Restricted Stock Units shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and awards of Restricted Stock and Restricted Stock Units theretofore granted may extend beyond that date.

9.	Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock and Restricted Stock Units granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

A-7

10.	Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Restricted Stock or Restricted Stock Units under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options, Restricted Stock or Restricted Stock Units as shall be determined by the Committee at the time of award.

11.	Taxes.

(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Restricted Stock or Restricted Stock Units granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b) If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c) If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

12.	Effective Date of Plan.

The Plan shall be effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must be approved by the Company’s stockholders no later than one-year after approval by the Board.

13.	Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option, Restricted Stock or Restricted Stock Units theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a) increase the number of shares that may be issued under the Plan, except as is provided in Section 9;

(b) modify the class of employees eligible for awards under the Plan;

(c) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(d) extend the term of any Option beyond that provided for in Section 5(b); or

(e) (i) except as otherwise provided in Section 9 hereof with respect to certain Company changes, amend an outstanding Option to reduce the exercise price thereof; or (ii) cancel an outstanding Option when the exercise price per share exceeds the Fair Market Value of the underlying shares of Stock in exchange for cash or another Option for the purpose of repricing the Option; or (iii) cancel or accept the surrender of an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the cancelled or surrendered Option.

Subject to the forgoing, the Committee may amend the terms of any Option, Restricted Stock or Restricted Stock Units theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.

A-8

The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.	Government Regulations.

The Plan, and the grant and exercise of Options, Restricted Stock or Restricted Stock Units hereunder, and the obligation of the Company to sell and deliver shares under such Options, Restricted Stock and Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

15.	General Provisions.

(a) Certificates. Any certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b) Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c) Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option or vesting of Restricted Stock Units granted hereunder in order to permit the exercise of an Option or vesting of Restricted Stock Units and the issuance and sale of the Stock subject to such Option or Restricted Stock Units, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

16.	Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

17.	Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

A-9

In Witness Whereof, this Harrow, Inc. 2025 Incentive Stock and Awards Plan is hereby executed by the undersigned officer of the Company, to be effective as of the date provided herein.

HARROW, Inc.

By:

A-10

(Proxy Card will be inserted here for filing purposes)

HARROW
Your patients. Our purpose.
HARROW, INC.
1A BURTON HILLS BLVD.
SUITE 200
NASHVILLE, TN 37215

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72100-P25830 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HARROW, INC.

The Board of Directors recommends you vote "FOR" the following board nominees:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

01) Mark L. Baum
02) Adrienne L. Graves
03) Lauren P. Silvernail
04) Perry J. Sternberg

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote "FOR" the following proposals:

The Board of Directors recommends you vote "1 YEAR" on the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V72101-P25830

HARROW, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 18, 2025, AT 8:00 AM CENTRAL TIME

The undersigned stockholder(s) of Harrow, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark L. Baum and Andrew R. Boll, and either of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is/are entitled to vote at the 2025 Annual Meeting of Stockholders of the Company to be held on June 18, 2025, at 8:00 AM, Central Time, at 1A Burton Hills Blvd., Suite 200, Nashville, Tennessee 37215, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder(s) will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder(s) will be cast in accordance with the recommendations of the Board of Directors indicated on the reverse side.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)